Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

September 2012 Performance Update

The Frontier Fund Supplement Dated September 30, 2012 to Prospectus Dated April 30, 2012 and the Supplement dated

August 17, 2012.

The Frontier Fund Class 2 Original

T H E   F R O N T I E R   F U N D ’ S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

September performance for the various Series of The Frontier Fund is detailed below:*

	September 30, 2012	September 30, 2012
The Frontier Fund Class 2 Original	MTD	YTD	NAV / Unit
Balanced Series-2	-3.56%	0.82%	$156.30
Balanced Series-2a	-3.54%	1.40%	$130.15
Tiverton/Graham/Transtrend Series-2	-5.32%	-4.22%	$107.12
Currency Series-2	-1.34%	-6.87%	$81.59
Long/Short Commodity Series-2	-1.37%	2.04%	$165.28
Winton/Graham Series-2	-4.64%	-3.53%	$125.13
Winton Series-2	-2.67%	-4.55%	$158.28

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of September 30, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$2,122,764.44
Unrealized trading gain (loss)	(4,128,789.48)
Less: Commissions	(75,859.98)
Less: Trading Fee paid to Managing Owner	(32,634.18)
Interest income	535.60

Total Income	(2,113,983.60)
EXPENSES
Broker service fees	0.00
Incentive fees	(74,583.33)
Management fees	45,970.80

Total Expenses	(28,612.53)

Net Income (Loss)	$(2,085,371.07)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	361,387.58785	$58,571,810.98	$162.07
Current month additions	0.00000	0.00
Current month redemptions	(2,800.55925)	(440,380.14)
Net income (loss) for current month		(2,085,371.07)	(5.77)

Net asset value, end of current month	358,587.02854	$56,046,059.77	$156.30

	Monthly rate of return		-3.56%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$42,189.26
Unrealized trading gain (loss)	(81,944.16)
Less: Commissions	(1,505.55)
Less: Trading Fee paid to Managing Owner	(647.66)
Interest income	1,313.02

Total Income	(40,595.09)
EXPENSES
Trading fees	1,001.72
Broker service fees	0.00
Incentive fees	(1,474.70)
Management fees	912.13

Total Expenses	439.15

Net Income (Loss)	$(41,034.24)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	8,595.59286	$1,159,720.27	$134.92
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(41,034.24)	(4.77)

Net asset value, end of current month	8,595.59286	$1,118,686.03	$130.15

	Monthly rate of return		-3.54%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$178,643.82
Unrealized trading gain (loss)	(383,153.09)
Less: Commissions	(2,396.07)
Less: Trading Fee paid to Managing Owner	(2,157.22)
Interest income	3,116.36

Total Income	(205,946.20)
EXPENSES
Broker service fees	0.00
Incentive fees	(10,328.72)
Management fees	11,983.41

Total Expenses	1,654.69

Net Income (Loss)	$(207,600.89)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	34,719.52023	$3,927,929.13	$113.13
Current month additions	0.00000	0.00
Current month redemptions	(680.17001)	(74,076.54)
Net income (loss) for current month		(207,600.89)	(6.01)

Net asset value, end of current month	34,039.35022	$3,646,251.70	$107.12

	Monthly rate of return		-5.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.09
Unrealized trading gain (loss)	(785.28)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(34.65)
Interest income	(0.12)

Total Income	(819.96)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$(819.96)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	742.39337	$61,389.24	$82.69
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(819.96)	(1.10)

Net asset value, end of current month	742.39337	$60,569.28	$81.59

	Monthly rate of return		-1.34%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$95,909.65
Unrealized trading gain (loss)	(180,561.23)
Less: Commissions	(9,245.93)
Less: Trading Fee paid to Managing Owner	(5,191.31)
Interest income	13,583.38

Total Income	(85,505.44)
EXPENSES
Broker service fees	0.00
Incentive fees	(5,358.69)
Management fees	44,622.44

Total Expenses	39,263.75

Net Income (Loss)	$(124,769.19)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	54,322.03644	$9,103,410.84	$167.58
Current month additions	0.00000	0.00
Current month redemptions	(93.54519)	(15,705.99)
Net income (loss) for current month		(124,769.19)	(2.30)

Net asset value, end of current month	54,228.49123	$8,962,935.66	$165.28

	Monthly rate of return		-1.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$104,639.77
Unrealized trading gain (loss)	(316,823.37)
Less: Commissions	(1,652.11)
Less: Trading Fee paid to Managing Owner	(2,674.89)
Interest income	2,160.93

Total Income	(214,349.67)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	11,543.86

Total Expenses	11,543.86

Net Income (Loss)	$(225,893.53)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	37,174.27045	$4,877,817.46	$131.21
Current month additions	0.00000	0.00
Current month redemptions	(714.05677)	(89,575.16)
Net income (loss) for current month		(225,893.53)	(6.08)

Net asset value, end of current month	36,460.21364	$4,562,348.77	$125.13

	Monthly rate of return		-4.64%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                          /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$49,995.32
Unrealized trading gain (loss)	(322,306.14)
Less: Commissions	(1,012.97)
Less: Trading Fee paid to Managing Owner	(6,051.17)
Interest income	9,974.94

Total Income	(269,400.02)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	18,791.65

Total Expenses	18,791.65

Net Income (Loss)	$(288,191.67)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	66,362.33588	$10,791,915.81	$162.62
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(288,191.67)	(4.34)

Net asset value, end of current month	66,362.33588	$10,503,724.14	$158.28

	Monthly rate of return		-2.67%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                        /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$8,337,383.34
Unrealized trading gain (loss)	(16,271,941.48)
Less: Commissions	(300,068.35)
Less: Trading Fee paid to Managing Owner	(128,574.73)
Interest income	8,314.09

Total Income	(8,354,887.13)
EXPENSES
Trading fees	4,642.70
Broker service fees	371,939.96
Incentive fees	(295,978.12)
Management fees	181,925.30

Total Expenses	262,529.84

Net Income (Loss)	$(8,617,416.97)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,714,351.93653	$231,541,322.75	$135.06
Current month additions	335.72634	41,616.43
Current month redemptions	(17,321.04829)	(2,248,345.67)
Net income (loss) for current month		(8,617,416.97)	(5.02)

Net asset value, end of current month	1,697,366.61443	$220,717,176.54	$130.04

	Monthly rate of return		-3.72%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                        /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,475,456.39
Unrealized trading gain (loss)	(3,165,001.17)
Less: Commissions	(19,852.96)
Less: Trading Fee paid to Managing Owner	(17,751.36)
Interest income	26,027.21

Total Income	(1,701,121.89)
EXPENSES
Trading fees	0.00
Broker service fees	62,382.17
Incentive fees	(84,982.67)
Management fees	99,169.23

Total Expenses	76,568.73

Net Income (Loss)	$(1,777,690.62)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	350,093.00010	$32,411,551.66	$92.58
Current month additions	30.03079	2,605.51
Current month redemptions	(10,360.81284)	(913,278.79)
Net income (loss) for current month		(1,777,690.62)	(5.10)

Net asset value, end of current month	339,762.21822	$29,723,187.76	$87.48

	Monthly rate of return		-5.51%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                        /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.05
Unrealized trading gain (loss)	(43,108.54)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,827.92)
Interest income	(0.05)

Total Income	(44,936.46)
EXPENSES
Trading fees	0.00
Broker service fees	7,173.35
Incentive fees	0.00
Management fees	0.00

Total Expenses	7,173.35

Net Income (Loss)	$(52,109.81)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	49,848.71763	$3,261,875.20	$65.44
Current month additions	63.76621	4,073.66
Current month redemptions	(985.50761)	(62,614.16)
Net income (loss) for current month		(52,109.81)	(1.03)

Net asset value, end of current month	48,926.97622	$3,151,224.89	$64.41

	Monthly rate of return		-1.57%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                        /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$740,419.29
Unrealized trading gain (loss)	(1,380,296.61)
Less: Commissions	(70,891.33)
Less: Trading Fee paid to Managing Owner	(82,562.92)
Interest income	104,133.86

Total Income	(689,197.71)
EXPENSES
Trading fees	0.00
Broker service fees	35,210.80
Incentive fees	(40,283.08)
Management fees	268,642.06

Total Expenses	263,569.78

Net Income (Loss)	$(952,767.49)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	487,493.88030	$70,817,066.91	$145.27
Current month additions	2,882.84246	369,323.32
Current month redemptions	(20,164.05333)	(2,991,263.24)
Net income (loss) for current month		(952,767.49)	(2.27)

Net asset value, end of current month	470,212.66954	$67,242,359.50	$143.00

	Monthly rate of return		-1.56%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                        /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$546,539.09
Unrealized trading gain (loss)	(1,652,322.33)
Less: Commissions	(8,639.31)
Less: Trading Fee paid to Managing Owner	(13,889.02)
Interest income	11,475.84

Total Income	(1,116,835.73)
EXPENSES
Trading fees	0.00
Broker service fees	44,851.51
Incentive fees	0.00
Management fees	60,260.25

Total Expenses	105,111.76

Net Income (Loss)	$(1,221,947.49)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	233,987.69990	$25,322,727.84	$108.22
Current month additions	51.62476	5,129.32
Current month redemptions	(2,496.32954)	(268,537.01)
Net income (loss) for current month		(1,221,947.50)	(5.27)

Net asset value, end of current month	231,542.99527	$23,837,372.65	$102.95

	Monthly rate of return		-4.87%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                        /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$202,969.81
Unrealized trading gain (loss)	(1,351,713.60)
Less: Commissions	(4,251.90)
Less: Trading Fee paid to Managing Owner	(25,255.73)
Interest income	42,129.49

Total Income	(1,136,121.93)
EXPENSES
Trading fees	0.00
Broker service fees	76,813.52
Incentive fees	0.00
Management fees	78,797.62

Total Expenses	155,611.14

Net Income (Loss)	$(1,291,733.07)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	321,955.18896	$45,469,767.26	$141.23
Current month additions	128.68773	17,024.51
Current month redemptions	(5,683.72570)	(754,300.40)
Net income (loss) for current month		(1,291,733.08)	(3.93)

Net asset value, end of current month	316,400.15091	$43,440,758.29	$137.30

	Monthly rate of return		-2.78%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                        /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES